EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118510 on Form S-8 of Scanner Technologies Corporation of our report dated February 11, 2005 relating to the consolidated financial statements of Scanner Technologies Corporation appearing in the Annual Report on Form 10-KSB of Scanner Technologies Corporation for the year ended December 31, 2004.



                                        /s/ Lurie Besikof Papidus & Company, LLP


Minneapolis, Minnesota
March 14, 2005